CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Alterola Biotech, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2018 filed with the Securities and Exchange Commission (the “Report”), I, Peter Maddocks, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Peter Maddocks
Name:	Peter Maddocks
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	January 24, 2019

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.